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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                State/Country
         Name                                                  of Incorporation
         ----                                                  ----------------

L. Perrigo Company                                                Michigan

Perrigo Company of South Carolina, Inc                            Michigan

Perrigo International, Inc.                                       Michigan

Perrigo International Holdings, Inc.                              Michigan

Perrigo Sales Company                                             Michigan

Perrigo Research and Development Company                          Michigan

Perrigo Company of Tennessee, Inc.                                Tennessee

Perrigo de Mexico S.A. de C.V.                                    Mexico

Quimica y Farmacia S.A. de C.V.                                   Mexico

Perrigo do Brasil Ltda.                                           Brazil

Wrafton Laboratories Limited                                      United Kingdom

Perrigo U.K. Acquisition Limited                                  United Kingdom

Perrigo Ventures Limited                                          United Kingdom

Wrafton Trustees Limited                                          United Kingdom



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